Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of Akebia Therapeutics, Inc. hereby constitutes and appoints John P. Butler and David A. Spellman, and each of them singly, his true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for the undersigned and in his name in the capacity indicated below, the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”) filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his name and on his behalf in his capacity as director to enable Akebia Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ Ron Frieson	Director	March 1, 2022
Ron Frieson